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                                                                     EXHIBIT 4.6

                          Magainin Pharmaceuticals Inc
                         1998 EQUITY COMPENSATION PLAN
                          Incentive Stock Option Grant
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This STOCK OPTION GRANT (hereafter "Agreement"), dated as of ________________,
199__ (the "Date of Grant"), is delivered by Magainin Pharmaceuticals Inc. (the "Company") to _______________, who is an employee of the Company or its subsidiaries (the "Grantee").

                                    RECITALS
                                    --------
     A. The Magainin Pharmaceuticals Inc. 1998 Equity Compensation Plan (the "Plan") provides for the grant of options to purchase shares of common stock of the Company.

     B. The Committee, appointed by the Board of Directors of the Company (the "Board") under the terms of the Plan, has decided to make a stock option grant as an inducement f for the Grantee to promote the best interests of the Company and its shareholders. A copy of the Plan is attached.

     NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.   Grant of Option.
     ---------------

     (a) Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee an incentive stock option (the "Option") to purchase ____ shares of common stock of the Company ("Shares") at an Exercise Price of $_____ per Share. The Option shall become exercisable according to Paragraph 2 below.

     (b) The Option is designated as an incentive stock option, as described in Paragraph 5 below. However, if and to the extent the Option exceeds the limits for an incentive stock option, as described in Paragraph 5, the option shall be a nonqualified stock option.

2.   Exercisability of Option.  The Option shall become exercisable on the
     ------------------------
following dates, if the Grantee is employed by, or providing service to, the Company (as defined in the Plan) on the applicable date:

                                           Shares for Which the
               Date                        Option is Exercisable
               ----                        ---------------------

       ----------------       199_        -----------------------
       ----------------       200_        -----------------------
       ----------------       200_        -----------------------
       ----------------       200_        -----------------------

The exercisability of the Option is cumulative.

                          Magainin Pharmaceuticals Inc
                         1998 EQUITY COMPENSATION PLAN
                          Incentive Stock Option Grant
                                  (Continued)
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3.   Term of Option.
     --------------

     (a) The Option shall have a term of 10 years from the Date of Grant and shall terminate at the expiration of that period (_______________, ______________), unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

     (b) The Option shall automatically terminate upon the expiration of the Post- Termination Exercise Period, as defined in the Plan, and specified by the Committee.

     (c) Notwithstanding the foregoing, in the event the Grantees ceases to be employed by, or provide service to, the Company on account of termination for cause (as defined in the Plan), any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company, and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

Notwithstanding the foregoing, in no event may the Option be exercised after the date on which the Option term expires. Any portion of the Option that is not exercisable at the time the Grantee ceases to be employed by, or provide service to, the Company shall immediately terminate.

4.   Exercise Procedures.
     -------------------

     (a) Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Committee written notice of intent to exercise in the manner provided in Paragraph 12 below, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, the Grantee shall pay the Exercise Price (i) in cash, (ii) with the approval of the Committee, by delivering Shares of the Company having a fair market value on the date of exercise equal to the Exercise Price on the date of delivery, or (iii) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Committee may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option. Shares used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences of the Company with respect to the Option.

                          Magainin Pharmaceuticals Inc
                         1998 EQUITY COMPENSATION PLAN
                          Incentive Stock Option Grant
                                  (Continued)
--------------------------------------------------------------------------------

4.   Exercise Procedures. (continued)
     -------------------

     (b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee's death) represent that the Grantee is purchasing Shares for the Grantee's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Committee deems appropriate. All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any income tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5.   Designation as Incentive Stock Option.
     -------------------------------------

     (a) This Option is designated an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If the aggregate fair market value of the stock on the Date of Grant with respect to which incentive stock options are exercisable for the first time by the Grantee during any calendar year, under the Plan or any other stock option plan of the Company or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a nonqualified stock option that does not meet the requirements of
Section 422. If and to the extent that the Option fails to qualify as an incentive stock option under the Code, the Option shall remain outstanding according to its terms as a nonqualified stock option.

     (b) The Grantee understands that favorable incentive stock option tax treatment is available only if the Option is exercised while the Grantee is an employee of the Company or a parent or subsidiary or within a time specified in the Code after the Grantee ceases to be an employee. The Grantee should consult with his or her tax adviser regarding the tax consequences of the Option.

6.   Change of Control.  The provisions of the Plan applicable to a Change of
     -----------------
Control shall apply to the Option, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

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

                          Magainin Pharmaceuticals Inc
                         1998 EQUITY COMPENSATION PLAN
                          Incentive Stock Option Grant
                                  (Continued)
--------------------------------------------------------------------------------

7.   Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan,
     --------------------------------
the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.   No Employment or Other Rights.  The grant of the Option shall not confer
     -----------------------------
upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee's employment or service at any time. The right of the Company to terminate at will the Grantee's employment or service at any time for any reason is specifically reserved.

9.   No Shareholder Rights.  Neither the Grantee, nor any person entitled to
     ---------------------
exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10.  Assignment and Transfers.  The rights and interests of the Grantee under
     ------------------------
this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. Only the Grantee may exercise the Option during the Grantee's lifetime. After the Grantee's death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representative of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee's consent.

11.  Applicable Law.  The validity, construction, interpretation and effect of
     --------------
this instrument shall be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania.

                          Magainin Pharmaceuticals Inc
                         1998 EQUITY COMPENSATION PLAN
                          Incentive Stock Option Grant
                                  (Continued)
--------------------------------------------------------------------------------

12.  Notice.  Any notice to the Company provided for in this instrument shall be
     ------
addressed to the Company in care of the Chief Financial Officer at 5110 Campus Drive, Plymouth Meeting, PA 19462, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopier or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.


     IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.


                                    MAGAININ PHARMACEUTICALS INC.
Attest:

                                    By:
-------------------------------        ------------------------------------


                                    Accepted:
                                             ------------------------------
                                                   Grantee

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